Exhibit 99.1

FOR IMMEDIATE RELEASE

Norfolk Southern reports third quarter 2025 results

Delivered safety improvements and service consistency, while driving continued productivity gains

Raising 2025 productivity target to ~$200 million from ~$175 million

ATLANTA, Oct. 23, 2025 – Norfolk Southern Corporation (NYSE: NSC) announced Thursday its third quarter 2025 financial results. For the quarter, revenue was $3.1 billion, income from railway operations was $1.1 billion, operating ratio was 64.6%, and diluted earnings per share were $3.16.

After adjusting the results to exclude merger-related expenses, restructuring and other charges, and the effects of the Eastern Ohio incident, third quarter income from railway operations was $1.1 billion, the operating ratio was 63.3%, and diluted earnings per share were $3.30.

“Norfolk Southern delivered another quarter of strong results on safety, service, and productivity through a dynamic freight market,” said President and CEO Mark George. “The entire Thoroughbred team pulled together to serve our customers, achieve an all-time record in fuel efficiency, delivered on key productivity initiatives, and executed a noteworthy land sale that will ultimately deliver rail volumes for years to come. I’m proud of the way our team is performing with discipline and focus — driving results and strengthening our foundation for long term success.”

Third Quarter Summary

•	Railway operating revenues of $3.1 billion, an increase of $52 million, or 2%, compared to the third quarter 2024, on flat volumes.

•	Fuel surcharge revenue declined $30 million compared to third quarter of 2024, which represents a 1% headwind to overall revenues.

•	Income from railway operations was $1.1 billion, a decrease of $498 million, compared to third quarter 2024 which included a $380 million benefit from railway line sales.

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Adjusting for merger-related expenses, restructuring and other charges, and the effects of the Eastern Ohio incident, income from railway operations was $1.1 billion, up $21 million, or 2%, aided by $65 million incremental land sales, compared to adjusted third quarter 2024.

•	Operating ratio in the quarter was 64.6% compared to 47.7% in third quarter 2024 which included the aforementioned railway line sales.

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Adjusting for merger-related expenses, restructuring and other charges, and the effects of the Eastern Ohio incident, the operating ratio for the quarter was 63.3%. This represents 10 basis points of improvement from adjusted third quarter 2024 which was 63.4%.

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•	Diluted earnings per share were $3.16, down from $4.85 in third quarter 2024 which included the aforementioned railway line sales.

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Adjusting for merger-related expenses, restructuring and other charges, and the effects of the Eastern Ohio incident, diluted earnings per share were $3.30, up $0.05, or 2%, compared to adjusted third quarter 2024.

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About Norfolk Southern

Since 1827, Norfolk Southern Corporation (NYSE: NSC) and its predecessor companies have safely moved the goods and materials that drive the U.S. economy. Today, it operates a 22-state freight transportation network. Committed to furthering sustainability, Norfolk Southern helps its customers avoid approximately 15 million tons of yearly carbon emissions by shipping via rail. Its dedicated team members deliver approximately 7 million carloads annually, from agriculture to consumer goods. Norfolk Southern also has the most extensive intermodal network in the eastern U.S. It serves a majority of the country’s population and manufacturing base, with connections to every major container port on the Atlantic coast as well as major ports across the Gulf Coast and Great Lakes. Learn more by visiting www.NorfolkSouthern.com.

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Cautionary Statement on Forward-Looking Statements Certain statements in this press release are “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, as amended. These statements relate to future events or our future financial performance and involve known and unknown risks, uncertainties, and other factors that may cause our actual results, levels of activity, performance, or our achievements or those of our industry to be materially different from those expressed or implied by any forward-looking statements. In some cases, forward-looking statements may be identified by the use of words like “may,” “will,” “could,” “would,” “should,” “expect,” “anticipate,” “believe,” “project,” or other comparable terminology. While the Company has based these forward-looking statements on those expectations, assumptions, estimates, beliefs, and projections it views as reasonable, such forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which involve factors or circumstances that are beyond the Company’s control, including but not limited to: (i) changes in domestic or international economic, political or business conditions, including those impacting the transportation industry; (ii) the Company’s ability to successfully implement its operational, productivity, and strategic initiatives; (iii) a significant adverse event on our network, including but not limited to a mainline accident, discharge of hazardous material, or climate-related or other network outage; (iv) the outcome of claims, litigation, governmental proceedings, and investigations involving the Company, including those with respect to the Eastern Ohio incident; (v) the nature and extent of the Company’s environmental remediation obligations with respect to the Eastern Ohio incident; (vi) new or additional governmental regulation and/or operational changes resulting from or related to the Eastern Ohio incident; and (vii) a significant cybersecurity incident or other disruption to our technology infrastructure; and (viii) those pertaining to the Merger. These and other important factors, including those discussed under “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2024, as well as the Company’s subsequent filings with the SEC, as supplemented in Part II, Item 1A of our Form 10-Q to be filed with the SEC on the same date as this

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presentation, may cause actual results, performance, or achievements to differ materially from those expressed or implied by these forward-looking statements. The forward-looking statements herein are made only as of the date they were first issued, and unless otherwise required by applicable securities laws, the Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

Non-GAAP Financial Measures

Information included within this press release contains non-GAAP financial measures, including adjusted income from railway operations, adjusted operating ratio, and adjusted diluted earnings per share. Non-GAAP financial measures should be considered in addition to, not as a substitute for, the financial measures reported in accordance with U.S. generally accepted accounting principles (GAAP).

Our third quarter 2025 non-GAAP financial results exclude merger-related expenses, restructuring and other charges, and the effects of the Eastern Ohio Incident (the Incident). Our third quarter 2024 non-GAAP financial results exclude restructuring and other charges, the effects of the Incident, gains on railway line sales, and shareholder advisory costs. The following tables adjust our third quarter 2025 and third quarter 2024 GAAP financial results to exclude the effects of those items. The income tax effects of the non-GAAP adjustments were calculated based on the applicable tax rates to which the non-GAAP adjustments related. We use these non-GAAP financial measures internally and believe this information provides useful supplemental information to investors to facilitate making period-to-period comparisons by excluding these costs. While we believe that these non-GAAP financial measures are useful in evaluating our business, this information should be considered as supplemental in nature and is not meant to be considered in isolation from, or as a substitute for, the related financial information prepared in accordance with GAAP. In addition, these non-GAAP financial measures may not be the same as similar measures presented by other companies. Information about the adjustments that are not currently available to us could have a potentially unpredictable and significant impact on future GAAP results. Further information about the Company’s non-GAAP measures are available on our website at www.norfolksouthern.com on the Investors page under Events and Presentations.

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($ in millions, except per share amounts)	Third Quarter 2025
Income from railway operations	$1,098
Merger-related expenses, restructuring and other charges, and effect of the Incident	40

Adjusted income from railway operations	$1,138

Operating ratio	64.6%
Merger-related expenses, restructuring and other charges, and effect of the Incident	(1.3%)

Adjusted operating ratio	63.3%

Diluted earnings per share	$3.16
Merger-related expenses, restructuring and other charges, and effect of the Incident	0.14

Adjusted diluted earnings per share	$3.30

($ in millions except per share amounts)	Third Quarter 2024
Income from railway operations	$1,596
Restructuring and other charges, effect of the Incident, and gains on railway line sales	(479)

Adjusted income from railway operations	$1,117

Operating ratio	47.7%
Restructuring and other charges, effect of the Incident, and gains on railway line sales	15.7%

Adjusted operating ratio	63.4%

Diluted earnings per share	$4.85
Restructuring and other charges, effect of the Incident, gains on railway line sales, and shareholder advisory costs	(1.60)

Adjusted diluted earnings per share	$3.25

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